EXHIBIT 10.1

AMENDMENT TO THE MANAGEMENT AGREEMENT

This AMENDMENT dated as of the 1st day of October, 2013 to the MANAGEMENT AGREEMENT made as of the 29th day of April, 2011 (the “Management Agreement”), among CERES MANAGED FUTURES LLC, a Delaware limited liability company (“CMF”), TACTICAL DIVERSIFIED FUTURES FUND L.P., a New York limited partnership (the “Partnership”) and KROM RIVER INVESTMENT MANAGEMENT (CAYMAN) LIMITED, an exempted company incorporated in the Cayman Islands with limited liability (“Krom Cayman”) and KROM RIVER TRADING AG, a company incorporated in Switzerland (“Krom Switzerland” and, together with Krom Cayman and each separately, “Krom River” or the “Advisor”) (all parties together, the “Parties”).  Capitalized terms not defined herein have the meaning ascribed to such terms in the Management Agreement.

W I T N E S S E T H:

WHEREAS, the Partnership currently pays Krom Cayman a monthly fee for professional management services equal to 1/12 of 2% (2% per year) of the month-end Net Assets of the Partnership allocated to the Advisor; and

WHEREAS, effective as of October 1, 2013, the Parties wish to change the professional management services fee to 1/12 of 1% (1% per year); and

WHEREAS, the Parties wish to amend the Management Agreement to reflect this change.

NOW, therefore, the Parties agree as follows:

1. The text of Section 3(a) of the Management Agreement shall be deleted in its entirety and replaced by the following:

“In consideration of and as compensation for all of the services to be rendered by the Advisor to the Partnership under this Agreement, the Partnership shall pay Krom Cayman (i) an incentive fee payable quarterly equal to 20% of New Trading Profits (as such term is defined below) earned by the Advisor for the Partnership and (ii) a monthly fee for professional management services equal to 1/12 of 1% (1% per year) of the month-end Net Assets of the Partnership allocated to the Advisor (computed monthly by multiplying the adjusted net assets of the Partnership as of the last business day of each month by 1.0% and dividing the result thereof by 12).”

2. The foregoing amendment shall take effect as of the 1st day of October, 2013.

3. In all other respects the Management Agreement remains unchanged and of full force and effect.

4. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

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IN WITNESS WHEREOF, this Amendment has been executed for and on behalf of the undersigned as of the day and year first above written.

CERES MANAGED FUTURES LLC

By: /s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

TACTICAL DIVERSIFIED FUTURES FUND L.P.

By:	Ceres Managed Futures LLC (General Partner)

By: /s/ Alper Daglioglu
Name:	Alper Daglioglu
Title:	President and Director

KROM RIVER INVESTMENT MANAGEMENT (CAYMAN) LIMITED

By: /s/ Geoff Ruddick
Name:	Geoff Ruddick
Title:	Director

KROM RIVER TRADING AG

By /s/ Mike Cartier
Name:	Mike Cartier
Title:	COO

By /s/ Itay Simkin
Name:	Itay Simkin
Title:	CEO